UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 15, 2022
 ______________________
Dell Technologies Inc.
(Exact name of registrant as specified in its charter)
 ______________________

Delaware	001-37867	80-0890963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way
Round Rock,	Texas	78682
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (800) 289-3355
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class C Common Stock, par value $0.01 per share	DELL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

The plaintiffs and the defendants have agreed to settle a previously reported lawsuit pending before the Delaware Court of Chancery, subject to approval of such settlement by the Court, relating to the transaction completed on December 28, 2018 in which Dell Technologies Inc. (the “Company”) paid $14.0 billion in cash and issued 149,387,617 shares of its Class C common stock to holders of its Class V common stock in exchange for all outstanding shares of its Class V common stock (the “Class V transaction”).

As previously reported, certain stockholders of the Company, subsequently certified as a class, brought complaints arising out of the Class V transaction in which they named as defendants (collectively, the “defendants”) Michael S. Dell and certain other directors serving on the Company’s board of directors at the time of the Class V transaction (collectively, the “director defendants”) and certain stockholders of the Company, consisting of Mr. Dell and Silver Lake Group LLC and certain of its affiliated funds (collectively, the “stockholder defendants”). The plaintiffs generally alleged that the director defendants and the stockholder defendants breached their fiduciary duties under Delaware law to the former holders of the Class V common stock in connection with the Class V transaction by offering a transaction value that was allegedly billions of dollars below fair value. The settlement also covers claims against Goldman Sachs & Co. LLC, which served as financial advisor to the Company in connection with the Class V transaction and is named as a defendant in the action.

Under the terms of the settlement, the plaintiffs have agreed to dismissal of all claims upon payment of a total of $1.0 billion (the “settlement amount”), which amount will include all costs, expenses and fees of the plaintiff class relating to the action and its resolution. The settlement terms provide that it is a condition of the settlement that the settlement amount will be paid by the Company and/or the Company’s insurers on behalf of defendants pursuant to indemnification obligations of the Company to the defendants. A special committee of the Company’s board of directors composed of directors who are not defendants, advised by independent counsel, has informed the board of directors that the committee has determined that the director defendants and the stockholder defendants are entitled to such indemnification. The Company is subject to indemnification obligations pursuant to the provisions of the Delaware General Corporation Law, the terms of the Company’s certificate of incorporation and bylaws, and agreements with the defendants. The settlement amount will be reflected in the Company’s fiscal third quarter results.

The settlement is further conditioned on the execution of a definitive settlement agreement containing the foregoing terms and customary terms for class action settlements, and final approval of the settlement by the Court.

If the Court does not grant final approval of the settlement and all of its material terms, or the settlement does not otherwise become final or effective, proceedings in the action will continue.

Cautionary Statement Regarding Forward Looking Statements

This current report contains forward-looking statements, including, but not limited to, statements regarding the potential outcome of the final decision by the Delaware Court of Chancery regarding the proposed settlement agreement. The expectations expressed or implied in these forward-looking statements may not turn out to be correct. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements, including the risk that the Delaware Court of Chancery may not grant final approval of the proposed settlement in accordance with the settlement agreement. A further description of the risks and uncertainties relating to the business of the Company is contained in the Company’s reports filed with the SEC, including the Company’s annual report on Form 10-K for the fiscal year ended January 28, 2022, quarterly reports on Form 10-Q, and current reports on Form 8-K. The Company does not undertake to update, and expressly disclaims any duty to update, its forward-looking statements, whether as a result of circumstances or events that arise after the date they are made, new information, or otherwise.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2022	Dell Technologies Inc.
	By:	/s/ Christopher A. Garcia
Christopher A. Garcia Senior Vice President and Assistant Secretary
(Duly Authorized Officer)
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